EMPLOYMENT AGREEMENT
                              --------------------


      EMPLOYMENT AGREEMENT, dated as of November 5, 2001, by and between The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company"), and David M. Znamierowski ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

              WHEREAS, the Company wishes to recognize the substantial services that Executive has provided to the Company; and

              WHEREAS, the Company desires that Executive continue to perform such services and to enter into an agreement embodying the terms of such employment (the "Agreement"); and

              WHEREAS, Executive desires to continue such employment and enter into such Agreement;

              NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1.  EMPLOYMENT.
    ----------

     (A)  AGREEMENT TO EMPLOY.  Upon the terms and subject to the  conditions of
          -------------------
     this Agreement, the Company hereby agrees to continue to employ Executive and Executive hereby agrees to continue his employment by the Company.

     (B) TERM OF EMPLOYMENT.  Except as otherwise  provided  below,  the Company
         ------------------
     shall employ Executive for the period commencing on the date first written above (the "Commencement Date") and ending on the third anniversary of the Commencement Date. At the expiration of the original term or any extended term (each a "Renewal Date"), Executive's employment hereunder shall be extended automatically, upon the same terms and conditions, for successive one-year periods, unless either party shall give written notice to the other of its intention not to renew such employment at least twelve months prior to such Renewal Date. In the event that this Agreement expires at the end of its then current term by reason of either party having delivered a written notice of non-renewal to the other in accordance with this Section 1(b), then, except as otherwise provided in Section 9, neither the Company nor Executive shall have any further duties or obligations to, or rights against, the other party under or pursuant to this Agreement; provided that
                                                                   -------------
     notwithstanding the foregoing, the Company shall continue to have any and all rights against Executive in the event that Executive was involved during the Employment Period in acts that would have permitted a Termination For Cause as defined in Section 5(d) hereof. Without limiting the generality of the foregoing, upon the occurrence of a Change of Control (as defined below), the term of this Agreement shall be extended automatically without any action by either party until the third anniversary of such Change of Control. Notwithstanding the foregoing, if not previously terminated pursuant to Sections 1(b), 5(a) or 6(a), the term of this Agreement shall terminate on the last day of the month in which Executive attains age 65, and such a termination upon Executive reaching age 65 shall be deemed to be a Termination Due to Retirement for purposes of this Agreement. The period during which Executive is employed pursuant to this Agreement, including any extension thereof in accordance with this
     Section 1(b), shall be referred to as the "Employment Period."

2.  POSITION AND DUTIES.
    -------------------

During the Employment Period, Executive shall serve as Group Senior Vice President and Chief Investment Officer of the Company, President of HIMCO, and a member of the Office of the Chairman of the Company, and/or in such other position or positions with the Company or its affiliates commensurate with his position and experience as the Board of Directors of the Company (the "Board") shall from time to time specify. During the Employment Period, Executive shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which Executive serves hereunder and such other duties, responsibilities and obligations as the Board shall from time to time specify. Executive shall devote his full time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgement, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company and its affiliates. During the Employment Period, Executive shall comply with the Code of Corporate Conduct of the Company. Unless and to the extent inconsistent with the terms of any published Company policy or code of conduct as in effect on the date hereof and as hereafter amended, nothing contained herein shall preclude Executive from (a) serving on the board of directors of any business corporation with the consent of the Board, (b) serving on the board of, or working for, any charitable or community organization, or (c) pursuing his personal financial and legal affairs, so long as the foregoing activities, individually or collectively, do not interfere with the performance of Executive's duties hereunder or violate any of the provisions of Section 9 hereof.


3.  COMPENSATION.
    ------------

     (A) BASE  SALARY.  During the  Employment  Period,  the  Company  shall pay
         ------------
     Executive a base salary at the annual rate as in effect on the date hereof. The annual base salary payable under this paragraph shall be reduced, however, to the extent that Executive elects to defer such salary under the terms of any deferred compensation or savings plan or arrangement maintained or established by the Company or its affiliates. The Board or the appropriate committee of the Board may in its discretion periodically review Executive's base salary in light of competitive practices, the base salaries paid to other executive officers of the Company and the performance of Executive and the Company and its applicable affiliates, and may, in its discretion, increase such base salary by an amount it determines to be appropriate. Any such increase shall not reduce or limit any other obligation of the Company hereunder. Executive's base salary (as set forth above or as may be increased from time to time) shall not be reduced following any Change of Control, but may be reduced prior to a Change of Control solely pursuant to a cost-saving plan or structural realignment of total compensation elements that includes all senior executives and only to the extent that such reduction is proportionate to the reductions applicable to other senior executives. Executive's annual base salary payable hereunder, as it may be increased or reduced from time to time as provided herein and without reduction for any amounts deferred as described above, shall be referred to herein as "Base Salary." The Company shall pay Executive the portion of his Base Salary not deferred not less frequently than in equal monthly installments.

     (B) ANNUAL  BONUS.  For each  calendar  year ending  during the  Employment
         -------------
     Period, Executive shall have the opportunity to earn and receive an annual bonus, based on the achievement of target levels of performance, equal to the percentage of his Base Salary used to calculate such annual bonus as of the date hereof. Executive's annual bonus opportunity may be increased above such percentage from time to time by the Board or the appropriate committee thereof. Executive's annual bonus opportunity shall not be reduced following any Change of Control, but may be reduced prior to a Change of Control solely pursuant to a cost-saving plan or structural realignment of total compensation elements that includes all senior executives and only to the extent that such reduction is proportionate to the reductions applicable to other senior executives. Executive's annual bonus opportunity, as it may be increased or reduced from time to time as provided herein, shall be referred to herein as "Target Bonus." The actual bonus, if any, payable for any such year shall be determined in accordance with the terms of the Company's Annual Executive Bonus Program or any successor annual incentive plan (the "Annual Plan") based upon the performance of the Company and/or its applicable affiliates and/or Executive against target objectives established under such Annual Plan. Subject to Executive's election to defer all or a portion of any annual bonus payable hereunder pursuant to the terms of any deferred compensation or savings plan or arrangement maintained or established by the Company or its affiliates, any annual bonus payable under this Section 3(b) shall be paid to Executive in accordance with the terms of the Annual Plan.

     (C)  LONG-TERM  INCENTIVE  COMPENSATION.   During  the  Employment  Period,
          ----------------------------------
     Executive shall participate in all of the Company's existing and future long-term incentive compensation programs for key executives at a level commensurate with his position with the Company and consistent with the Company's then current policies and practices, as determined in good faith by the Board or the appropriate committee of the Board.


4.  BENEFITS, PERQUISITES AND EXPENSES.
    ----------------------------------

     (A) BENEFITS.  During the Employment Period,  Executive (and, to the extent
         --------
     applicable, his dependents) shall be eligible to participate in or be covered under (i) each welfare benefit plan or program maintained or as hereafter amended or established by the Company or its applicable affiliates, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of thereof, and (ii) each pension, retirement, savings, deferred compensation, stock purchase or other similar plan or program maintained or as hereafter amended or established by the Company or its applicable affiliates, in each case to the extent that Executive is eligible to participate in any such plan or program under the generally applicable provisions thereof. Nothing in this Section 4(a) shall limit the Company's right to amend or terminate any such plan or program in accordance with the procedures set forth therein or as permitted by applicable law.

     (B)  PERQUISITES.  For each  calendar  year during the  Employment  Period,
          -----------
     Executive shall be entitled to at least the number of paid vacation days per year that Executive is entitled to as of the date hereof, and shall also be entitled to receive such other perquisites as are generally provided to him as of the date hereof or are hereafter provided to other similarly situated senior executives of the Company in accordance with the then current policies and practices of the Company.

     (C) BUSINESS EXPENSES.  During the Employment Period, the Company shall pay
         -----------------
     or reimburse Executive for all reasonable business expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company.

     (D) OFFICE AND SUPPORT STAFF. During the Employment Period, Executive shall
         ------------------------
     be entitled to an office with furnishings and other material appointments, and to secretarial and other assistance, at a level that is at least commensurate with the foregoing provided to him as of the date hereof or is hereafter provided to other similarly situated senior executives of the Company.

     (E)  INDEMNIFICATION.  The  Company  shall  indemnify  Executive  and  hold
          ---------------
     Executive harmless from and against any claim, loss or cause of action, regardless of whether asserted during or after the Employment Period, arising from or out of Executive's performance as an officer, director or employee of the Company or any of its affiliates or in any other capacity, including any fiduciary capacity in which Executive serves at the request of the Company, to the maximum extent permitted by applicable law and under the Certificate of Incorporation and By-Laws of the Company, as may be amended from time to time (the "Governing Documents"), provided that in no event shall the protection afforded to Executive be less than that afforded under the Governing Documents as in effect on the Commencement Date.


5.  TERMINATION OF EMPLOYMENT.
    -------------------------

The provisions of this Section 5 shall apply prior to the occurrence of a Change of Control and, if Executive is still in the Company's employ, shall again become applicable upon the third anniversary of such Change of Control.

              (A) EARLY  TERMINATION OF THE EMPLOYMENT  PERIOD.  Notwithstanding
                  --------------------------------------------
              Section 1(b) hereof, the Employment Period shall end upon the earliest to occur of (i) a Termination For Cause, (ii) a Termination Without Cause, (iii) a Voluntary Termination, (iv) a Termination Due to Retirement, (v) a Termination Due to Disability, or (vi) a Termination Due to Death.

              (B) NOTICE OF TERMINATION. Communication of termination under this
                  ---------------------
              Section 5 shall be made to the other party by Notice of Termination in the case of (i) a Termination For Cause, (ii) a Termination Without Cause, or (iii) a Voluntary Termination.

(C)  BENEFITS  PAYABLE  UPON  TERMINATION;  RULES  FOR  DETERMINING  REASON  FOR
     ---------------------------------------------------------------------------
TERMINATION.
-----------

                       (I) BENEFITS PAYABLE UPON TERMINATION.  Following the end
                           ---------------------------------
                       of the Employment Period pursuant to Section 5(a), Executive (or, in the event of his death, his surviving spouse, if any, or if none, his estate) shall be paid the type or types of compensation determined to be payable in accordance with the following table, such payment to be made in the form specified in such table and at the time established pursuant to Section 7 hereof. Capitalized terms used in such table shall have the meanings set forth in Section 5(d) hereof.

                       (II) RULES FOR DETERMINING REASON FOR TERMINATION.
                            --------------------------------------------

                                (A) If a Voluntary Termination occurs on a date that Executive is eligible for Retirement as defined in The Hartford Investment and Savings Plan, as may be amended from time to time, or any successor plan thereof (the "Savings Plan"), such Voluntary Termination shall instead be treated as a Termination Due to Retirement solely for purposes of this Section 5.

                                (B) No Termination Without Cause shall be treated as a Termination Due to Retirement or a Termination Due to Disability for purposes of any Pro Rata Target Bonus, Severance Payment, Equity Awards or Vested Benefits Enhancement under this Section 5, notwithstanding the fact that, either on, before or after the date of termination of the Employment Period with respect thereto, (I) Executive was eligible for Retirement as defined in the Savings Plan, (II) Executive requested to be treated as a retiree for purposes of the Savings Plan or any other plan or program of the Company or its affiliates, or (III) Executive or the Company could have terminated Executive's employment in a Termination Due to Disability hereunder.


 =================================================================================================================

 BENEFITS PAYABLE : NON-CHANGE OF CONTROL

 ======================== ============== ======================== ============== =================================

 BENEFIT:                 Accrued        Pro Rata Target Bonus    Severance      Equity Awards
                          Salary                                  Payment

 ======================== ============== ======================== ============== =================================

 FORM OF PAYMENT:         Lump Sum       Lump Sum                 Lump Sum       Determined Under the
                                                                                 Applicable Plan

 ------------------------ -------------- ------------------------ -------------- ---------------------------------

 Termination For Cause    Payable        Not Payable              Not Payable    Not Payable

 ------------------------ -------------- ------------------------ -------------- ---------------------------------

 Termination Without      Payable        Payable                  Payable        Options / Restricted Stock:
 Cause                                                                           Payable
                                                                                 Other Equity Awards:
                                                                                 Determined Under the Applicable
                                                                                 Plan
 ------------------------ -------------- ------------------------ -------------- ---------------------------------

 Voluntary                Payable        Determined Under the     Not            Determined Under the Applicable
 Termination                             Applicable Plan          Payable        Plan
 ------------------------ -------------- ------------------------ -------------- ---------------------------------

 Termination Due to       Payable        Determined Under the     Not Payable    Determined Under the Applicable
 Retirement                              Applicable Plan                         Plan
 ------------------------ -------------- ------------------------ -------------- ---------------------------------

 Termination Due to       Payable        Payable                  Not Payable    Determined Under the Applicable
 Disability                                                                      Plan
 ------------------------ -------------- ------------------------ -------------- ---------------------------------

 Termination Due to       Payable        Payable                  Not Payable    Determined Under the Applicable
 Death                                                                           Plan
 ------------------------ -------------- ------------------------ -------------- ---------------------------------





 ===========================================================================================

 BENEFITS PAYABLE : NON-CHANGE OF CONTROL (Continued)

 ======================== ============================== ================== ================

 BENEFIT:                 Vested Benefits                Vested Benefits    Welfare
                                                         Enhancement        Benefits
                                                                            Continuation
 ======================== ============================== ================== ================

 FORM OF PAYMENT:         Determined Under the           Lump Sum           Determined
                          Applicable Plan                                   Under the
                                                                            Applicable Plan
 ------------------------ ------------------------------ ------------------ ----------------

 Termination For Cause     Determined Under the          Not Payable        Not
                          Applicable Plan                                   Available
 ------------------------ ------------------------------ ------------------ ----------------

 Termination Without      Determined Under the           Payable            Available
 Cause                    Applicable Plan



 ------------------------ ------------------------------ ------------------ ----------------

 Voluntary                Determined Under the           Not Payable        Not Available
 Termination              Applicable Plan
 ------------------------ ------------------------------ ------------------ ----------------

 Termination Due to       Determined Under the           Not Payable        Available
 Retirement               Applicable Plan
 ------------------------ ------------------------------ ------------------ ----------------

 Termination Due to       Determined Under the           Not Payable        Available
 Disability               Applicable Plan
 ------------------------ ------------------------------ ------------------ ----------------

 Termination Due to       Determined Under the           Not Payable        Not Available
 Death                    Applicable Plan
 ------------------------ ------------------------------ ------------------ ----------------

     (D)  DEFINITIONS.
          -----------

              "ACCRUED SALARY" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends pursuant to Section 5(a) (other than Base Salary deferred pursuant to Executive's election, as contemplated by Section 3(a) hereof), plus any vacation pay accrued by Executive as of such date.

              "AVAILABLE" means that the particular benefit shall be made available to Executive to the extent specifically provided herein or required by applicable law.

              "DETERMINED UNDER THE APPLICABLE PLAN" means that the determination of whether a particular benefit shall or shall not be paid to Executive, and, where specifically required by this Agreement, the timing or form of any benefit payment, shall be made solely by application of the terms of the plan or program providing such benefit, except to the extent that the terms of such plan or program are expressly superseded or modified by this Agreement.

               "EQUITY  AWARDS" means the outstanding  stock option,  restricted stock, performance share and other equity or long-term incentive compensation awards, if any, held by Executive as of the date of his termination.

              "ERPS"  means  any  excess   retirement  plans  maintained  or  as
              hereafter amended or established by the Company or its applicable affiliates.

              "ESPS" means any excess investment and savings plans maintained or as hereafter amended or established by the Company or its applicable affiliates.

              "LUMP SUM" means a single lump sum cash payment.

              "NOT AVAILABLE" means that the particular benefit shall be not be made available to Executive, except to the extent required by applicable law.

              "NOT PAYABLE" means (i) with respect to benefits other than Equity Awards, such benefits shall not be paid or otherwise provided to Executive, and (ii) with respect to Equity Awards, such Equity Awards, to the extent unvested, unexercisable, or subject to restrictions that have not yet lapsed, shall be forfeited and/or canceled as of the date of termination of the Employment Period, unless otherwise determined by the Board or the appropriate committee of the Board in its discretion.

              "NOTICE OF TERMINATION" means (i) in the case of a Termination For Cause, a written notice given by the Company to Executive within 30 calendar days of the Company's having actual knowledge of the events giving rise to such Termination For Cause, (ii) in the case of a Termination Without Cause, a written notice given by the Company to Executive at least 30 calendar days before the effective date of such Termination Without Cause, and
              (iii) in the case of a Voluntary Termination, a written notice given by Executive to the Company indicating the effective date of Executive's termination of the Employment Period in such Voluntary Termination, such effective date to be no earlier than 30 days following the date such notice is received by the Company from Executive.

              "PAYABLE" means (i) with respect to benefits other than those described in clause (ii) of this paragraph, such benefits shall be paid to Executive in the amount, at the time, and in the form specified herein, and (ii) with respect to benefits described in this clause (ii), the following shall apply solely in the event of a Termination Without Cause, notwithstanding anything in the applicable plan or program to the contrary: (A) with respect to any outstanding stock options not yet expired as of the date of termination of the Employment Period, Executive shall be treated as though he remained in the employ of the Company for the two year period following such date, and except to the extent that any such options first expire during such period under the applicable plan or program, (I) any such options that would have become vested over such two year period solely by reason of Executive remaining in the employ of the Company during such period shall become immediately vested and nonforfeitable, (II) with respect to any options that by their terms would vest if the stock of the Company or an affiliate were to reach a specified market price, such options shall become vested and nonforfeitable if and when such stock reaches such price during such two year period, and
              (III) Executive shall have an additional two years to exercise any vested options (beyond the time to exercise such options permitted under the applicable plan or program), and (B) with respect to any restricted stock subject to restrictions that have not yet lapsed as of the date of termination of the Employment Period, such restrictions shall be deemed to have lapsed and such restricted stock shall become immediately vested and nonforfeitable as of such date.

              "PRO-RATA  TARGET  BONUS" means an amount equal to the product of:
              (i) an amount equal to the Target Bonus Executive would have been entitled to receive under Section 3(b) for the calendar year in which the Employment Period terminates, and (ii) a fraction (the "Service Fraction"), the numerator of which is equal to the number of rounded months (rounded to the nearest number of whole months) in such calendar year which have elapsed as of the date of such termination, and the denominator of which is 12; provided that, if
                                                               -------------
              the Employment Period terminates in the last quarter of any calendar year, the Pro-Rata Target Bonus shall be the amount determined under the above formula or, if greater, the product of:
              (A) the bonus that would have been paid to Executive based on actual performance for such calendar year, and (B) the Service Fraction.

              "SEVERANCE PAYMENT" means an amount equal to two times the sum of:
              (i) Executive's Base Salary at the rate in effect as of the date of termination of the Employment Period, and (ii) Executive's Target Bonus amount under Section 3(b) hereof for the calendar year in which the Employment Period terminates.

              "TERMINATION DUE TO DEATH" means a termination of Executive's employment due to the death of Executive.

              "TERMINATION DUE TO DISABILITY" means (i) a termination of Executive's employment by the Company as a result of a determination by the Board or the appropriate committee thereof that Executive has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement on account of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of (A) at least four consecutive months, or (B) more than six months in any twelve month period, or (ii) Executive's termination of employment on account of Disability as defined in The Hartford Investment and Savings Plan, as may be amended from time to time.

              "TERMINATION DUE TO RETIREMENT" means Executive's termination of employment on account of Executive's Retirement as defined in The Hartford Investment and Savings Plan, as may be amended from time to time.

              "TERMINATION FOR CAUSE" means a termination of Executive's employment by the Company for any of the following reasons: (i) Executive is convicted of or enters a plea of guilty or nolo
                                                                            ----
              contendere to a felony,  a crime of moral  turpitude,  dishonesty,
              ----------
              breach of trust or unethical business conduct, or any crime involving the business of the Company or its affiliates; (ii) in the performance of his duties hereunder or otherwise to the detriment of the Company or its affiliates, Executive engages in
              (A) willful misconduct,  (B) willful or gross neglect,  (C) fraud,
              (D) misappropriation, (E) embezzlement, or (F) theft; (iii) Executive willfully fails to adhere to the policies and practices of the Company or devote substantially all of his business time and effort to the affairs thereof, or disobeys the directions of the Board to do either of the foregoing; (iv) Executive breaches this Agreement in any material respect; (v) Executive is adjudicated in any civil suit to have committed, or acknowledges in writing or in any agreement or stipulation his commission, of any theft, embezzlement, fraud or other intentional act of dishonesty involving any other person; or (vi) Executive violates the Code of Corporate Conduct of the Company. Executive shall be permitted to respond and defend himself before the Board within 30 days after delivery to Executive of written notification of any proposed Termination For Cause that specifies in detail the reasons for such termination. If the majority of the members of the Board (excluding

              Executive) do not confirm that the Company had grounds for a Termination For Cause within 30 days after Executive has had his hearing before the Board, Executive shall have the option of treating his employment as not having terminated or as having been terminated in a Termination Without Cause.

              "TERMINATION WITHOUT CAUSE" means any involuntary termination of Executive's employment by the Company other than a Termination For Cause, a Termination Due to Disability or a Termination Due to Death.

              "VESTED BENEFITS" means amounts that are vested or that Executive is otherwise entitled to receive, without the performance by Executive of further services or the resolution of a contingency, under the terms of or in accordance with any investment and savings plan or retirement plan (including any plan providing retiree medical benefits) of the Company or its affiliates, and any ERPs or ESPs related thereto, and any deferred compensation or employee stock purchase plan or similar plan or program of the Company or its affiliates.

              "VESTED BENEFITS ENHANCEMENT" means (i) a cash amount equal to the present value, calculated using a discount rate equal to the then prevailing applicable Federal rate as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of the additional retirement benefits that would have been payable or available to Executive under any ERPs, based on
              (A) the age and service Executive would have attained or completed had Executive continued in the Company's employ until the second anniversary of the date of termination of the Employment Period, and (B) where compensation is a relevant factor, his pensionable compensation as of such date, such compensation to include, on the same terms as apply to other executives, any Severance Payment made to Executive, and (ii) solely for purposes vesting in any benefits under any ESPs, Executive shall be treated as having continued in the Company's employ until the second anniversary of the date of termination of the Employment Period.

              "VOLUNTARY   TERMINATION"  means  any  voluntary   termination  of
              Executive's Employment by Executive pursuant to this Section 5, other than a Termination Due to Retirement or a Termination Due to Disability by Executive.

              "WELFARE BENEFITS CONTINUATION" means that until the second anniversary of the date of termination of the Employment Period, Executive and, if applicable, his dependents shall be entitled to continue participation in the life and health insurance benefit plans of the Company or its affiliates in which Executive and/or such dependents were participating as of the date of termination of the Employment Period, and such other welfare benefit plans thereof in which the Company is required by law to permit the participation of Executive and/or his dependents, (collectively, the "Welfare Benefit Plans"). Such participation shall be on the same terms and conditions (including the requirement that

              Executive pay any premiums generally paid by an employee) as would apply if Executive were still in the employ of the Company; provided that the continued participation of Executive and/or his dependents in such Welfare Benefit Plans shall cease on such earlier date as Executive may become eligible for comparable welfare benefits provided by a subsequent employer. To the extent that Welfare Benefits Continuation cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets.


6. TERMINATION FOLLOWING A CHANGE OF CONTROL OR POTENTIAL CHANGE OF CONTROL.
   ------------------------------------------------------------------------

This Section 6 shall apply (instead of Section 5) during the period commencing upon a Change of Control and continuing until the third anniversary thereof; provided that, in the event that Executive's employment is terminated by the
--------------
Company in a Termination Without Cause after the occurrence of a Potential Change of Control and a Change of Control occurs within one year following the date of such termination, then solely for purposes of this Agreement, Executive shall be deemed to have remained in the Company's employ until the occurrence of the Change of Control and thereafter to have then been terminated by the Company in a Termination Without Cause. As a result, Executive shall be entitled to receive the excess of (i) the benefits payable in the event of a Termination Without Cause under this Section 6, over (ii) the amount of any benefits payable to Executive under Section 5.

     (A) EARLY  TERMINATION OF THE EMPLOYMENT  PERIOD.  Notwithstanding  Section
         ------------------------------------
     1(b) hereof,  the Employment Period shall end upon the earliest to occur of
     (i) a Termination For Cause, (ii) a Termination Without Cause, (iii) a Voluntary Termination Within 180 Days, (iv) a Voluntary Termination After 180 Days, (v) a Termination For Good Reason, (vi) a Termination Due to Retirement, (vii) a Termination Due to Disability, or (viii) a Termination Due to Death.

     (B) NOTICE OF TERMINATION.  Communication of termination under this Section
         ---------------------
     6 shall be made to the other party by Notice of  Termination in the case of
     (i) a Termination For Cause, (ii) a Termination Without Cause, (iii) a Voluntary Termination Within 180 Days, (iv) a Voluntary Termination After 180 Days, or (v) a Termination For Good Reason.

(C)  BENEFITS  PAYABLE  UPON  TERMINATION;  RULES  FOR  DETERMINING  REASON  FOR
     ---------------------------------------------------------------------------
TERMINATION.
-----------

            (I)         BENEFITS PAYABLE UPON TERMINATION.
                        ---------------------------------

                        (A) Following the end of the Employment Period, Executive (or, in the event of his death, his surviving spouse, if any, or if none, his estate) shall be paid the type or types of compensation determined to be payable in accordance with the following table, such payment to be made in the form specified in such table and at the time established pursuant to Section 7 hereof. Capitalized terms used in such table (and otherwise in this Section 6) that are defined in Section 5, and not specifically defined in Section 6(d) hereof, shall have the meanings ascribed thereto under Section
                        5. Where such a  capitalized  term is defined  solely in
                        Section 6(d), or in both Section 5 and Section 6(d), such term shall have the meaning ascribed to it in
                        Section 6(d).

                        (B) The Company's obligation to make the payments provided for in this Section 6 and otherwise to perform its obligations under this Section 6 shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the
                        Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Section 6 and such amounts shall not be reduced whether or not Executive obtains other employment.

            (II)        RULES FOR DETERMINING REASON FOR TERMINATION.
                        --------------------------------------------

                        (A) No Termination Without Cause, Voluntary Termination Within 180 Days or Termination For Good Reason shall be treated as a Termination Due to Retirement or a Termination Due to Disability for purposes of any Pro Rata Target Bonus, Severance Payment, Equity Awards or Vested Benefits Enhancement under this Section 6, notwithstanding the fact that, either on, before or after the Date of Termination with respect thereto, (I) Executive was eligible for Retirement as defined in the Savings Plan, (II) Executive requested to be treated as a retiree for purposes of the Savings Plan or any other plan or program of the Company or its affiliates, or
                        (III) Executive or the Company could have terminated Executive's employment in a Termination Due to Disability hereunder.

                        (B) No Termination Due to Retirement shall be treated as a Voluntary Termination After 180 Days for purposes of this Section 6, notwithstanding the fact that the Date of Termination for such Termination Due to Retirement may occur within 180 days following a Change of Control.

 ====================================================================================================

 BENEFITS PAYABLE - CHANGE OF CONTROL

 ======================== ================ ================== =============== =======================

 BENEFIT                  Accrued Salary   Pro Rata Target    Severance           Equity Awards
                                           Bonus              Payment
 ======================== ================ ================== =============== =======================

 FORM OF PAYMENT          Lump Sum         Lump Sum           Lump Sum        Determined Under the
                                                                              Applicable Plan

 Termination For Cause    Payable          Not Payable        Not Payable     Determined Under the
                                                                              Applicable Plan
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Termination Without      Payable          Payable            Payable         Determined Under the
 Cause                                                                        Applicable Plan
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Voluntary Termination    Payable          Payable            Payable         Determined Under the
 Within                                                                       Applicable Plan
 180 Days
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Voluntary                Payable          Not Payable        Not Payable     Determined Under the
 Termination                                                                  Applicable Plan
 After
 180 Days
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Termination For Good     Payable          Payable            Payable         Determined Under the
 Reason                                                                       Applicable Plan
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Termination Due to       Payable          Determined Under   Not Payable     Determined Under the
 Retirement                                the Applicable                     Applicable Plan
                                           Plan
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Termination Due to       Payable          Payable            Not Payable     Determined Under the
 Disability                                                                   Applicable Plan
 ------------------------ ---------------- ------------------ --------------- -----------------------

 Termination Due to       Payable          Payable            Not Payable     Determined Under the
 Death                                                                        Applicable Plan
 ------------------------ ---------------- ------------------ --------------- -----------------------




 =================================================================================================

 BENEFITS PAYABLE - CHANGE OF CONTROL (Continued)

 ======================== ======================== =================== ===========================

 BENEFIT                  Vested Benefits          Vested Benefits     Welfare
                                                   Enhancement         Benefits Continuation
 ======================== ======================== =================== ===========================

 FORM OF PAYMENT          Determined Under the     Lump Sum            Determined Under the
                          Applicable Plan                              Applicable Plan

 Termination For Cause    Determined Under the     Not Payable         Not Available
                          Applicable Plan
 ------------------------ ------------------------ ------------------- ---------------------------

 Termination Without      Determined Under the     Payable             Available
 Cause                    Applicable Plan
 ------------------------ ------------------------ ------------------- ---------------------------

 Voluntary Termination    Determined Under the     Payable             Available
 Within                   Applicable Plan
 180 Days
 ------------------------ ------------------------ ------------------- ---------------------------

 Voluntary                Determined Under the     Not Payable         Not Available
 Termination              Applicable Plan
 After
 180 Days
 ------------------------ ------------------------ ------------------- ---------------------------

 Termination For Good     Determined Under the     Payable             Available
 Reason                   Applicable Plan
 ------------------------ ------------------------ ------------------- ---------------------------

 Termination Due to       Determined Under the     Not Payable         Available
 Retirement               Applicable Plan

 ------------------------ ------------------------ ------------------- ---------------------------

 Termination Due to       Determined Under the     Not Payable         Available
 Disability               Applicable Plan
 ------------------------ ------------------------ ------------------- ---------------------------

 Termination Due to       Determined Under the     Not Payable         Not Available
 Death                    Applicable Plan
 ------------------------ ------------------------ ------------------- ---------------------------

(D) DEFINITIONS.
    -----------

     "BENEFICIAL OWNER" means any Person who, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Act")) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (B) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     "CHANGE OF CONTROL" means:

              (I) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any Person, other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company is the Beneficial Owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

              (II) any Person, other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of the Company (or securities convertible into stock) entitled to vote in the election of directors of the Company for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock);

              (III) the stockholders of the Company shall approve (A) any consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company entitled to vote in the election of directors of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of stock of the Company entitled to vote in the election of directors of the Company immediately prior to the consolidation or merger have the same proportionate ownership of stock of the surviving corporation stock entitled to vote in the election of directors immediately after the consolidation or merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

              (IV) within any 12 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iv), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in the immediately preceding paragraph (iii).

     "DATE OF TERMINATION" means (i) in the case of a termination of the Employment Period for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, or (ii) in all other cases, the actual date on which Executive's employment terminates during the Employment Period.

     "NOT PAYABLE" means that a particular benefit shall not be paid or otherwise provided to Executive.

     "NOTICE OF TERMINATION" means (i) in the case of a Termination For Cause, a written notice given by the Company to Executive, within 30 calendar days of the Company's having actual knowledge of the events giving rise to such termination, (ii) in the case of a Termination Without Cause, a written notice given by the Company to Executive at least 30 calendar days before the effective date of such Termination Without Cause, (iii) in the case of a Voluntary Termination Within 180 Days or a Voluntary Termination After 180 Days, a written notice given by Executive to the Company at least 30 calendar days before the effective date of such termination, and (iv) in the case of a Termination For Good Reason, a written notice given by Executive to the Company within 180 days of Executive's having actual knowledge of the events giving rise to such Termination For Good Reason, and which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (C) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by Executive to set forth in such Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.

     "PAYABLE" means that a particular benefit shall be paid to Executive in the amount, at the time, and in the form specified herein.

     "PERSON" has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include (i) the Company, any subsidiary of the Company or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

     "POTENTIAL CHANGE OF CONTROL" means:

              (I) a Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 15% of the voting securities of the Company;

              (II) the Company shall enter into an agreement the consummation of which shall constitute a Change of Control of the Company;

              (III) proxies for the election of directors of the Company shall be solicited by anyone other than the Company; or

              (IV) any other event shall occur which is deemed to be a Potential Change of Control by the Board or the appropriate Committee thereof.

     "SEVERANCE PAYMENT" means a cash amount equal to three times the sum of (i) Executive's Base Salary at the rate in effect as of the date on which the Employment Period terminates, and (ii) Executive's Target Bonus for such year.

     "TERMINATION FOR CAUSE" means the Company's termination of Executive's employment due to (i) Executive's conviction of a felony; (ii) an act or acts of extreme dishonesty or gross misconduct on Executive's part which result or are intended to result in material damage to the Company's business or reputation; or (iii) repeated material violations by Executive of his obligations under Section 2 of this Agreement, which violations are demonstrably willful and deliberate on Executive's part and which result in material damage to the Company's business or reputation.

     Executive shall be permitted to respond and defend himself before the Board within 30 days after delivery to Executive of written notification of any proposed Termination for Cause which specifies in detail the reasons for such termination. If the majority of the members of the Board (excluding Executive) do not confirm that the Company had grounds for a Termination For Cause within 30 days after Executive has had his hearing before the Board, Executive shall have the option of treating his employment as not having terminated or as having been terminated pursuant to a Termination Without Cause.

     "TERMINATION FOR GOOD REASON" means the occurrence of any of the following after the occurrence of a Potential Change of Control or a Change of
     Control:

              (I) (A) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive's position, duties, authority or responsibilities as contemplated by Section 2 of this Agreement, or (B) any other material adverse change in such position, including titles, authority or responsibilities;

              (II) any failure by the Company to comply with any of the provisions of Sections 3 and 4 of this Agreement at a level of least equal to that in effect immediately preceding the Change of Control or a Potential Change of Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by Executive;

              (III) the Company's requiring Executive to be based at any office or location more than 25 miles from the location at which he performed his services specified under Section 2 hereof immediately prior to the Change of Control or a Potential Change of Control, except for travel reasonably required in the performance of Executive's responsibilities;

              (IV) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 10(d) hereof; or

              (V) any attempt by the Company to terminate the Executive's employment in a Termination For Cause that is determined by the Board pursuant to Section 5 hereof, or in a proceeding pursuant to
              Section 9 or Section 10 hereof, not to constitute a Termination For Cause.

     Notwithstanding the foregoing, a termination of Executive's employment shall not be treated as a Termination For Good Reason (I) if Executive shall have consented in writing to the occurrence of the event giving rise to the claim of Termination For Good Reason, or (II) if Executive shall have delivered a Notice of Termination to the Company, and the facts and circumstances specified therein as providing a basis for such Termination For Good Reason are cured by the Company within 10 days of its receipt of such Notice of Termination.

     "VESTED BENEFITS ENHANCEMENT" means (i) a cash amount equal to the present value, calculated using a discount rate equal to the then prevailing applicable Federal rate as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of the additional retirement benefits that would have been payable or available to Executive under any ERPs, based on (A) the age and service Executive would have attained or completed had Executive continued in the Company's employ until the third anniversary of the occurrence of the Change of Control, and (B) where compensation is a relevant factor, his pensionable compensation as of the Date of Termination, such compensation to include, on the same terms as apply to other executives, any Severance Payment made to Executive, (ii) solely for purposes of vesting in any benefits under any ESPs, Executive shall be treated as having continued in the Company's employ until the third anniversary of the occurrence of such Change of Control, and (iii) solely for purposes of determining eligibility for retiree medical benefits under any retirement plan or any retiree welfare benefit plan, policy or program of the Company or its affiliates, and any ERPs related thereto, Executive shall be treated as having continued in the Company's employ until the third anniversary of the occurrence of such Change of Control and to have retired on the last day of such period.

     "VOLUNTARY TERMINATION WITHIN 180 DAYS" means a termination of employment by Executive for any reason within the first 180 days following a Change of Control, and "VOLUNTARY TERMINATION AFTER 180 DAYS" means a termination of employment by Executive other than a Termination For Good Reason, a Termination Due to Disability by Executive, or a Termination Due to Death within the remaining 2 years and 6 months following a Change of Control.

     "WELFARE BENEFITS CONTINUATION" shall have the same meaning as that described in Section 5 hereof, except that the entitlement of Executive and/or his dependents to participation in the Welfare Benefit Plans shall continue until the third anniversary of the Date of Termination.

(E) OUT-PLACEMENT  SERVICES.  If the Employment  Period terminates  because of a
    -----------------------
Termination Without Cause or a Termination For Good Reason, Executive shall be entitled to out-placement services, provided by the Company or its designee at the Company's expense, for twelve months following the Date of Termination, or such lesser period as the Executive may require such services.

(F)  CERTAIN FURTHER PAYMENTS BY COMPANY.
     -----------------------------------

     (i) TAX REIMBURSEMENT PAYMENT. In the event that any amount or benefit paid
         -------------------------
     or distributed to Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to Executive by the Company or any affiliate (collectively, the "Covered Payments"), are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the Code, or any similar tax that may hereafter be imposed, the Company shall pay to the Executive at the time specified in this Section an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income tax and other tax on the Tax Reimbursement Payment provided for by this Section, but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

     (ii)  APPLICABLE  RULES.  For  purposes of  determining  whether any of the
           -----------------
     Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

              (A) such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the earlier of: (I) the date on which a Potential Change of Control occurs, or (II) the date on which a
              Change of Control occurs, or tax counsel selected by such accountants (the "Accountants"), the Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

              (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

     (iii)  ADDITIONAL  RULES. For purposes of determining the amount of the Tax
            -----------------
     Reimbursement Payment, the Executive shall be deemed to pay: (A) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and (B) any applicable state and local income and other taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal incomes taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

     (iv)  REPAYMENT OR ADDITIONAL PAYMENT IN CERTAIN CIRCUMSTANCES.
           --------------------------------------------------------

              (A)  REPAYMENT.  In the event that the Excise Tax is  subsequently
                   ---------
              determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such lesser Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Tax Reimbursement Payment to be repaid to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to Executive by the applicable tax authority, and interest payable to the Company shall not exceed interest received or credited to the Executive by such tax authority for the period it held such portion. Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if Executive's good faith claim for refund or credit is denied.

              (B) ADDITIONAL TAX  REIMBURSEMENT  PAYMENT.  In the event that the
                  --------------------------------------
              Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

     (V) TIMING FOR TAX REIMBURSEMENT PAYMENT. The Tax Reimbursement Payment (or
         ------------------------------------
     portion thereof) provided for in this Section 6 shall be paid to Executive not later than 10 business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

7.   TIMING OF PAYMENTS.
     ------------------

Accrued Salary, Severance Payments and Vested Benefits Enhancements shall be paid no later than 10 days following the termination of the Employment Period. Pro-Rata Target Bonus shall be paid as follows: (a) if the Employment Period terminates in the first, second or third calendar quarter of any particular calendar year, then the Pro-Rata Target Bonus shall be paid no later than 10 days following the termination of the Employment Period, or (b) if the Employment Period terminates in the fourth calendar quarter of any particular calendar year, then the Pro-Rata Target Bonus shall be paid no later than the same time as similar awards are paid to other executives participating in the plans or programs under which the awards are paid, but in no event later than March 31 of the calendar year following the end of such fourth calendar quarter. Vested Benefits and Equity Awards shall be paid no later than the time for payment Determined Under the Applicable Plan except as otherwise expressly superseded or modified by this Agreement. Tax Reimbursement Payments shall be paid at the time specified in Section 6 hereof. Notwithstanding the foregoing, solely for purposes of amounts payable pursuant to Section 5 hereof, if any amount payable to Executive pursuant to Section 5 would be nondeductible by the Company under Section 162(m) of the Code if paid in the year of Executive's termination, the Company shall have the option of paying such nondeductible amount, with interest at the one-year treasury bill rate as in effect on the date of such termination as reported in the Wall Street Journal, on the first day of the second calendar quarter in the year following such termination.


8.  FULL DISCHARGE OF COMPANY OBLIGATIONS.
    -------------------------------------

Except in the case of amounts payable to Executive in the event of a termination of employment following a Potential Change of Control as described in the first paragraph of Section 6, and except as expressly provided in the last sentence of this Section 8, the amounts payable to Executive pursuant to Section 5 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of Executive's rights under
Section 5 of this Agreement and any other claims he may have in respect of his employment by the Company or any of its affiliates. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with Section 5 of this Agreement or otherwise in connection with Executive's employment with the Company and its affiliates. In no event shall Executive be obligated to seek other employment or take any action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment. Nothing in this Section 8 shall be construed to release the Company from its obligation to indemnify Executive as provided in Section 4(e) hereof.

9. NONCOMPETITION, CONFIDENTIALITY AND OTHER COVENANTS.
   ---------------------------------------------------

By and in consideration of the compensation and benefits to be provided by the Company hereunder, including the severance arrangements set forth herein, Executive agrees to the following:

     (A) NONCOMPETITION.  During the Employment Period and until the earlier of:
         --------------
     (i) the last day of the one year period following any Voluntary Termination of the Employment Period by Executive pursuant to Section 5 hereof, or (ii) the date a Change of Control occurs (the "Restriction Period"), Executive shall not become associated with any entity, whether as a principal, partner, employee, agent, consultant, shareholder (other than as a holder, or a member of a group which is a holder, of not in excess of 1% of the outstanding voting shares of any publicly traded company) or in any other relationship or capacity, paid or unpaid, that is actively engaged in any geographic area in any business which is in competition with the business of the Company. Notwithstanding anything herein to the contrary, the terms of this Section 9(a) shall not apply in the event of any termination of employment following a Change of Control as provided for in Section 6 of this Agreement, including any termination following a potential Change of Control as described in the first paragraph of Section 6.

     (B)  CONFIDENTIALITY.  Without the prior  written  consent of the  Company,
          ---------------
     except  to the  extent  required  by an order of a court  having  competent jurisdiction or under subpoena from an appropriate government agency, Executive shall not disclose to any third person, or permit the use of for the benefit of any person or any entity other than The Company or its affiliates, any trade secrets, customer lists, information regarding product development, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board and management), operating policies or manuals, business plans, financial records, or other financial, organizational, commercial, business, sales, marketing, technical, product or employee information relating to the Company or its affiliates or information designated as confidential, proprietary, and/or a trade secret, or any other information relating to the Company or its affiliates that Executive knows from the circumstances, in good faith and good conscience, should be treated as confidential, or any information that the Company or its affiliates may receive belonging to customers, agents or others who do business with the Company or its affiliates, except to the extent that any such information previously has been disclosed to the public by the Company or is in the public domain (other than by reason of Executive's violation of this Section 9(b)).

     (C)  NON-SOLICITATION OF EMPLOYEES.  During the Employment Period and until
          -----------------------------
     the earlier of: (i) the last day of the one year period following any Voluntary Termination of the Employment Period by Executive pursuant to
     Section 5 hereof, (ii) the first anniversary of the date this Agreement expires by reason of either party delivering to the other a notice of non-renewal pursuant to Section 1(b) hereof, or (iii) the date a Change of Control occurs, Executive shall not directly or indirectly solicit, encourage or induce any employee of the Company or its affiliates to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or an affiliate thereof unless such person shall have ceased to be employed by such entity for a period of at least six months. Notwithstanding anything herein to the contrary, the terms of this
     Section 9(c) shall not apply in the event of any termination of employment following a Change of Control as provided for in Section 6 of this Agreement, including any termination following a potential Change of Control as described in the first paragraph of Section 6.

     (D) NON-SOLICITATION OF CLIENTS AND CUSTOMERS. During the Employment Period
        ------------------------------------------
     and until the earlier of (i) the last day of the one year period following any Voluntary Termination of the Employment Period by Executive pursuant to
     Section 5 hereof, (ii) the first anniversary of the date this Agreement expires by reason of either party delivering to the other a notice of non-renewal pursuant to Section 1(b) hereof, or (iii) the date a Change of Control occurs, Executive shall not directly or indirectly solicit, encourage or induce any person or entity which is (or, at the date of Executive's termination of employment, or at the date of the expiration of this Agreement, or at the date a Change of Control occurs, as applicable, was) a client or customer of the Company or any of its affiliates to terminate or reduce in any material way its relationship with the Company or any such affiliate, or otherwise attempt to divert the business of any such client or customer from the Company or any of its affiliates. Notwithstanding anything herein to the contrary, the terms of this Section 9(d) shall not apply in the event of any termination of employment following a Change of Control as provided for in Section 6 of this Agreement, including any termination following a potential Change of Control as described in the first paragraph of Section 6.

     (E)  COMPANY  PROPERTY.  Except  as  expressly  provided  herein,  promptly
          -----------------
     following any termination of the Employment Period, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control.

     (F)  INJUNCTIVE  RELIEF  AND OTHER  REMEDIES  WITH  RESPECT  TO  COVENANTS.
          ---------------------------------------------------------------------
     Executive acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, confidentiality, nonsolicitation of employees, nonsolicitation of clients and customers, and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company (i) shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this
     Section 9, and (ii) shall have no further obligation to make any payments to Executive hereunder following any material violation of the covenants and obligations contained in this
     Section 9. These remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with the foregoing provisions of this Section 9, Executive represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him. Notwithstanding the foregoing, in no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement following a Change of Control.


10.  MISCELLANEOUS.
     -------------

     (A) SURVIVAL.  All of the provisions of Sections 5 (relating to termination
         --------
     of the Employment Period prior to a Change of Control), 6 (relating to termination of the Employment Period following a Change of Control or a Potential Change of Control), 9 (relating to noncompetition, confidentiality, nonsolicitation of employees, nonsolicitation of clients and customers, and Company property), 10(b) (relating to arbitration), 10(c) (relating to legal fees and expenses) and 10(n) (relating to governing law) of this Agreement shall survive the termination of this Agreement.

     (B)  ARBITRATION.   Except  as  provided  in  Section  9,  any  dispute  or
          -----------
     controversy arising under or in connection with this Agreement shall be resolved by binding arbitration. Such arbitration shall be held in the city of Hartford, Connecticut and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, and otherwise in accordance with the principles that would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and Executive. If the parties cannot agree on an acceptable arbitrator, the dispute or controversy shall be heard by a panel of three arbitrators; one appointed by each of the parties and the third appointed by the other two arbitrators. The Company and Executive further agree that they will abide by and perform any award or awards rendered by the arbitrators and that a judgment may be entered on any award or awards rendered by any state or federal court having jurisdiction over the Company or Executive or any of their respective property.

     (C) LEGAL FEES AND EXPENSES. In any contest (whether initiated by Executive
         -----------------------
     or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the Company shall pay Executive's legal expenses (or cause such expenses to be paid) including, without limitation, his reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses in a form acceptable to the Company, provided that
                                                                   -------------
     Executive shall reimburse the Company for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall not prevail, in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Agreement.

     (D) SUCCESSORS;  BINDING EFFECT.  This Agreement shall inure to the benefit
         ---------------------------
     of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform the Agreement if no such succession had taken place. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the law of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

     (E) ASSIGNMENT. Except as provided in Section 10(d), neither this Agreement
         ----------
     nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

     (F) ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement
         -----------------
     between the parties hereto with respect to the matters referred to herein. This Agreement supersedes and replaces any prior employment or severance agreement or arrangement between the Company and Executive. No other agreement relating to the terms of Executive's employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, and that he has read this Agreement and that he understands it and its legal consequences.

     (G)  SEVERABILITY;  REFORMATION.  In the  event  that  one or  more  of the
          --------------------------
     provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event of a determination that any of the provisions of Section 9(a), Section 9(b),
     Section 9(c), or Section 9(d) are not enforceable in accordance with their terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner that provides the Company the maximum rights permitted at law.

     (H)  WAIVER.  Waiver by any party  hereto of any  breach or  default by the
          ------
     other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

     (I)  NOTICES.  Any notice  required or desired to be  delivered  under this
          -------
     Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

     If to the Company:              The Hartford Financial Services Group, Inc.
                                     Law Department, HO-1-09
                                     Hartford Plaza
                                     Hartford, CT  06115
                                     Attention:  Corporate Secretary

              with a copy to:        Debevoise & Plimpton
                                     875 Third Avenue
                                     New York, NY 10022
                                     Attn:  Lawrence K. Cagney, Esq.

     If to Executive:                The home address of Executive
                                     shown on the records of the Company


     (J)  AMENDMENTS.  This  Agreement  may not be altered,  modified or amended
          ----------
     except by a written instrument signed by each of the parties hereto.

     (K)  HEADINGS.  Headings  to  provisions  of  this  Agreement  are  for the
          --------
     convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

     (L) COUNTERPARTS.  This Agreement may be executed in counterparts,  each of
         ------------
     which shall be deemed an original but all of which together shall constitute one and the same instrument. (M) WITHHOLDING. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

     (N)  GOVERNING  LAW.  This  Agreement  shall be governed by the laws of the
          --------------
     State of Connecticut, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has hereunto set his hand, as of the day and year first above written.

                                          THE HARTFORD FINANCIAL SERVICES
                                                 GROUP, INC.


WITNESSED:
                                          /s/ Randall I. Kivia
                                          --------------------------------------
                                          By: Randall I. Kiviat
                                          Title: Group Senior Vice President,
                                                    Human Resources
/s/ Maria Q. Fazzino
-----------------------------



                                          EXECUTIVE:

WITNESSED:

                                          /s/ David M. Znamierowski
                                          --------------------------------------
                                          Name: David M. Znamierowski

/s/ Lisa Elliott
-----------------------------